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                                  EXHIBIT 10.1

                    Services Agreement with Jan Douglas Atlas


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                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (the "Agreement") dated December 31, 2001, is made by and between Metropolitan Health Networks, Inc., a Florida corporation ("Metropolitan") and Jan Douglas Atlas, an individual resident of Florida ("Atlas").

         WHEREAS, Atlas has previously provided legal services to Metropolitan; and

         WHEREAS, it is anticipated that Atlas will continue to provide legal services to Metropolitan in the future, and Atlas has agreed to make himself available as is reasonably necessary to provide such future services; and

         WHEREAS, the legal services covered by this Agreement that have been provided and that are to be provided in the future by Atlas, including making himself available as is reasonably necessary to provide such services in the future, are hereinafter referred to as the "Services"; and

         WHEREAS, as partial consideration for the Services, Metropolitan has agreed to issue shares of its common stock to Atlas as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

         1. CONSIDERATION. As partial consideration for the Services, Metropolitan hereby agrees to forthwith issue to Jan Douglas Atlas, 113,073 shares of the common stock, par value $.001, of Metropolitan (the "Shares").

         2. REGISTRATION RIGHTS. Metropolitan agrees that promptly following execution of this Agreement, it will prepare and file with the United States Securities and Exchange Commission, a registration statement on Form S-8 covering the Shares.

         3. ACKNOWLEDGEMENT. The parties hereby confirm and acknowledge that the Services (a) consist and will consist of bona fide services rendered and to be rendered to Metropolitan, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Metropolitan.

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         5. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, each other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or



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conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            METROPOLITAN HEALTH NETWORKS, INC.


                                            By: /s/  FRED STERNBERG
                                                --------------------------------
                                            Name: Fred Sternberg
                                                  ------------------------------
                                            Its:  President
                                                 -------------------------------


                                             /s/ JAN DOUGLAS ATLAS
                                            ------------------------------------
                                            Jan Douglas Atlas